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                                                                    Exhibit 3.39


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CORDANT TECHNOLOGIES INC.



      Cordant Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Restated Certificate of Incorporation of Cordant Technologies Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

            "The name of the Corporation is Thiokol Propulsion Corp."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, said Cordant Technologies Inc. has caused this certificate to be signed by Perri A. Hite, its Vice President and Secretary, this 20th day of April, 2001.

                                                       ALLIANT TECHSYSTEMS INC.
                                                               Sole Shareholder


                                                       /s/ Perri A. Hite
                                                       ------------------------
                                                              By: Perri A. Hite
                                                   (Vice President & Secretary)




                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 06:00 PM 04/20/2001
                                                          010192967 - 0726206